Exhibit 10.18

Notice of Grant of Award and Award Agreement	Cell Therapeutics, Inc. ID: 91-1533912 501 Elliott Ave W. Suite 400 Seattle, WA 98119
Award Number: Plan: ID:

Cell Therapeutics, Inc. (the “Company”) hereby grants you, (the “Employee”), a grant of              Restricted Stock shares under the Company’s 2003 Equity Incentive Plan (the “Plan”). The date of this Agreement is             . Subject to the provisions of Appendix A (attached) and the Plan, the principal features of this grant are shown below.

The current total value of the award is $            .

The vesting of the Shares of Restricted Stock is subject to your continued employment with the Company or its Subsidiaries through the applicable vesting date.

Shares	Full Vest

Your signature below indicates your agreement and understanding that this grant is subject to all of the terms and conditions contained in Appendix A and the Plan. For example, important additional information on vesting and forfeiture of the Shares covered by this grant is contained in Paragraphs 3 through 7 of Appendix A. PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS AGREEMENT. The Plan is available on CTI’s intranet, and is incorporated herein by this reference, and made a part of this Option Agreement.

Please sign one copy of this Option Agreement (the other copy is for your files) and return to the Stock Option Administrator in Finance and Accounting.

Cell Therapeutics, Inc.	Date

Date

APPENDIX A

TERMS AND CONDITIONS OF RESTRICTED STOCK

1. Grant. The Company hereby grants to the Employee under the Plan for future services and as a separate incentive in connection with his or her employment, a Restricted Stock award, subject to all of the terms and conditions in this Agreement and the Plan.

2. Shares Held in Escrow. Unless and until the Shares of Restricted Stock will have vested in the manner set forth in paragraphs 3, 4, 5 or 6, such Shares will be issued in the name of the Employee and held by the Company as escrow agent (the “Escrow Agent”), and will not be sold, transferred or otherwise disposed of, and will not be pledged or otherwise hypothecated. The Company may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Restricted Stock or otherwise note its records as to the restrictions on transfer set forth in this Agreement and the Plan. The certificate or certificates representing such Shares will not be delivered by the Escrow Agent to the Employee unless and until the Shares have vested and all other terms and conditions in this Agreement have been satisfied. Employee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

3. Vesting Schedule. Except as provided in paragraphs 4, 5 and 6, and subject to paragraph 7, Shares of Restricted Stock awarded by this Agreement will vest according to the dates noted on your Notice of Grant of Award. Vesting actually will occur only if the Company or a Subsidiary employs the Employee through the applicable vesting date.

4. Acceleration of Vesting upon Death or Disability; Non-Acceleration upon Retirement. Unvested Shares awarded by this Agreement will not vest upon the Employee’s Termination of Service due to Employee’s death or Disability, except as the Committee may otherwise provide pursuant to Section 6.

5. Acceleration of Vesting upon Change of Control. In the event a Change of Control that occurs prior to Employee’s Termination of Service, Shares shall be treated in accordance with the applicable provisions of the Plan.

6. Committee Discretion. The Committee, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Shares of Restricted Stock at any time. If so accelerated, such Shares will be considered as having vested as of the date specified by the Committee.

7. Forfeiture. Except as provided in paragraphs 4 and 5, and notwithstanding any contrary provision of this Agreement, the balance of the Shares of Restricted Stock which have not vested will thereupon be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date the Employee’s employment with the

Company or a Subsidiary terminates for any reason prior to the earlier of the award’s vesting date(s). The Employee hereby appoints the Escrow Agent with full power of substitution, as the Employee’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Employee to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares to the Company upon such violation.

8. Death of Employee. Any distribution or delivery to be made to the Employee under this Agreement will, if the Employee is then deceased, be made to the Employee’s designated beneficiary, or if no beneficiary survives the Employee, to the administrator or executor of the Employee’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

9. Withholding of Taxes. Notwithstanding any contrary provision of this Agreement, no certificate representing Restricted Stock may be released from the escrow established pursuant to paragraph 2 unless and until satisfactory arrangements (as determined by the Committee) will have been made by the Employee with respect to the payment of income and employment taxes which the Company determines must be withheld with respect to such Shares.

10. Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee or the Escrow Agent. Except as provided in paragraph 12, after such issuance, recordation and delivery, the Employee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

11. No Effect on Employment. The Employee’s employment with the Company and its Subsidiaries is on an at-will basis only.

12. Changes in Shares. In the event that as a result of a stock dividend, stock split, reclassification, recapitalization, combination of Shares or the adjustment in capital stock of the Company or otherwise, or as a result of a merger, consolidation, spin-off or other reorganization, the Shares will be increased, reduced or otherwise changed, and by virtue of any such change the Employee will in his capacity as owner of unvested Shares of Restricted Stock which have been awarded to him (the “Prior Shares”) be entitled to new or additional or different shares of stock, cash or securities (other than rights or warrants to purchase securities); such new or additional or different shares, cash or securities will thereupon be considered to be unvested Restricted Stock and will be subject to all of the conditions and restrictions which were applicable to the Prior Shares pursuant to this Agreement and the Plan. If the Employee receives

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rights or warrants with respect to any Prior Shares, such rights or warrants may be held or exercised by the Employee, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants will be considered to be unvested Restricted Stock and will be subject to all of the conditions and restrictions which were applicable to the Prior Shares pursuant to the Plan and this Agreement. The Committee in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

13. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of Stock Plan Administrator (Finance & Accounting), 501 Elliott Ave W. #400, Seattle, WA 98119, or at such other address as the Company may hereafter designate in writing.

14. Grant is Not Transferable. Except to the limited extent provided in Paragraph 8 above, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

15. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

16. Additional Conditions to Release from Escrow. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares of Restricted Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the release of such Shares from the escrow established pursuant to paragraph 2, such release will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

17. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

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18. Committee Authority. The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares of Restricted Stock have vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon Employee, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

19. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

20. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

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